UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2017

BERKSHIRE HILLS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:        (413) 443-5601

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 22, 2017, Berkshire Hills Bancorp, Inc. (the “Company”) entered into an Underwriting Agreement (the “Agreement”) with Sandler O’Neill & Partners, L.P., on behalf of the several underwriters named therein, pursuant to which the Company agreed to issue and sell 4,637,690 shares of the its common stock, par value $0.01 per share (the “Common Stock”), at a public offering price of $34.50 per share, in an underwritten public offering (the “Offering”).

The Agreement contains customary representations, warranties and covenants that are valid as between the parties and as of the date of entering into such Agreement, and are not factual information to investors about the Company.

In connection with the Offering, the Company and each of the Company’s directors and executive officers have entered into 90-day “lock-up” agreements with respect to the sale of shares of common stock, subject to customary exceptions, the form of which agreement is attached to the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference.

The sale of the Common Stock in the Offering is being made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-207429), including a prospectus supplement dated May 22, 2017 to the prospectus contained in the Registration Statement. Exhibits 5.1 and 23.1 to this Current Report on Form 8-K, the legal opinion and consent, respectively, of Luse Gorman, PC, are filed herewith in connection with the Company’s Registration Statement and are incorporated therein.

Item 8.01	Other Events

On May 25, 2017, the Company completed the sale of 4,637,690 shares of its Common Stock. The Offering was made through a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-207429).

On May 25, 2017, the Company issued a press release announcing that it has completed its previously announced public offering of common stock. The Company sold 4,637,690 shares of common stock at a price of $34.50 per share. The offering resulted in gross proceeds of approximately $160.0 million and net proceeds, after deducting the underwriting discount and estimated offering expenses payable by the Company, of approximately $152.9 million. A copy of the Company’s press release dated May 25, 2017 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated as of May 22, 2017, by and between Berkshire Hills Bancorp, Inc. and Sandler O’Neill & Partners, L.P. for itself and as representative of the underwriters named therein.

5.1	Opinion of Luse Gorman, PC, regarding the validity of the securities to be issued.

23.1	Consent of Luse Gorman, PC (included in Exhibit 5.1).

99.1	Press Release dated May 25, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BERKSHIRE HILLS BANCORP, INC.

Date: May 25, 2017	By:	/s/ Michael P. Daly
Michael P. Daly
President and Chief Executive Officer

EXHIBIT LIST

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement dated as of May 22, 2017, by and between Berkshire Hills Bancorp, Inc. and Sandler O’Neill & Partners, L.P. for itself and as representative of the underwriters named therein.

Exhibit 5.1	Opinion of Luse Gorman, PC, regarding the validity of the securities to be issued.

Exhibit 23.1	Consent of Luse Gorman, PC (included in Exhibit 5.1).

Exhibit 99.1	Press Release dated May 25, 2017.